EXHIBIT 10.24

VAPE HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of December 10, 2015 (the “Agreement Date”), by and between Vape Holdings, Inc., a Delaware corporation (the “Company”), and Odyssey Research and Trading, LLC, a Utah limited liability company (the “Purchaser”).

Recitals

Whereas, the Company desires to issue and sell common stock of the Company, par value $0.00001 (the “Common Stock”), on the terms and conditions set forth herein, and has authorized such sale and issuance; and

Whereas, the Purchaser desires to purchase such Common Stock on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Agreement To Sell And Purchase.

The Purchaser hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Purchaser, a number of shares (the “Shares”) of newly issued restricted Common Stock of the Company determined pursuant to the following formula for an aggregate purchase price of $90,000.00 (the “Purchase Price”): the total number of Shares being purchased hereunder shall be equal to (a) the Purchase Price divided by (b) 90% multiplied by the average of the closing prices of the Common Stock on the Company’s principal trading market for the three (3) Trading Days (as defined below) immediately preceding the date that is six (6) months from the date hereof. In the event of any stock split, stock combination, recapitalization, stock dividend, or similar transaction that occurs prior to the Company’s delivery of any Shares pursuant to the terms hereof, the number of Shares shall be adjusted accordingly based on such stock split, stock combination, recapitalization, stock dividend, or similar transaction. For purposes hereof, the term “Trading Day” means any day on which the New York Stock Exchange is open for trading.

2.            Closing, Delivery And Payment.

The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) will take place simultaneously with the execution of this Agreement or at such other time as the parties may otherwise agree. At the Closing, the Purchaser will pay the entire Purchase Price for all of the Shares by wire transfer of immediately available funds to such account as may be designated by the Company. Notwithstanding the foregoing, the Company will not issue or otherwise put in the Purchaser’s name any Shares until the satisfaction of each of the following conditions (the “Share Delivery Conditions”): (a) no Shares shall be delivered prior to the date that is six (6) months from the date hereof; (b) the Purchaser shall have delivered to the Company written notice specifying the number of Shares to be delivered (a “Share Delivery Notice”); and (c) such delivery of Shares will not result in the Purchaser owning Common Stock in excess of the Maximum Percentage (as defined below). Upon satisfaction of the Share Delivery Conditions, the Company will deliver the number of Shares specified in the applicable Share Delivery Notice within three (3) days of the Purchaser’s delivery of the applicable Share Delivery Notice. Upon execution of this Agreement, the Company will cause to be executed and delivered to the Purchaser a fully executed secretary’s certificate substantially in the form attached hereto as Exhibit A evidencing the Company’s approval of this Agreement.

3.            Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to the Purchaser that as of the Closing and each date Shares are delivered to the Purchaser pursuant to the terms hereof:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted, and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

(b) All necessary corporate proceedings, votes, resolutions and approvals relating to the issuance and sale of the Shares will have been completed by the Company. Upon execution, this Agreement will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The Shares purchased pursuant to this Agreement will be, upon issuance and payment by the Purchaser in accordance with this Agreement, duly authorized, validly issued, fully paid, non-assessable, and free of all liens, claims and encumbrances.

(d) There is no action, suit, investigation or proceeding pending against or, to the knowledge of the Company, threatened against or affecting, the Company as of the date hereof which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(e) No insolvency or bankruptcy proceedings of any nature are pending against or with respect to the Company under the laws of the United States or any state or any foreign jurisdiction.

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(f) In order to allow for, as of the relevant date of determination, the purchase of all of the Shares to be purchased hereunder, the Company shall take all action necessary from time to time to reserve for the benefit of the Purchaser the number of authorized but unissued shares of Common Stock equal to the number of Shares set forth in Section 1 above (or if such number of Shares cannot be calculated on any given date, such number shall be calculated based on 90% of the average of the closing prices of the Common Stock on its principal trading market for the three (3) Trading Days immediately preceding any given date of measurement) (such calculated amount is referred to as the “Share Reserve”). If at any time the Share Reserve is less than required herein, the Company shall immediately increase the Share Reserve in an amount equal to no less than the deficiency. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call a special meeting of the stockholders as soon as practicable after such occurrence, but in no event later than thirty (30) calendar days after such occurrence, and hold such meeting as soon as practicable thereafter, but in no event later than sixty (60) calendar days after such occurrence, for the sole purpose of increasing the number of authorized shares of Common Stock. The Company’s management shall recommend to the Company’s stockholders to vote in favor of increasing the number of authorized shares of Common Stock. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Company shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this subsection.

4.            Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company that as of the Closing hereunder:

(a) The Purchaser has full power and authority to enter into this Agreement. Upon execution, this Agreement will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same except in compliance with applicable U.S. securities laws.

(c) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

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(d) The Purchaser is an experienced investor in securities of companies in the development stage, can bear the economic risk of its investment, including a total loss, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser has conducted its own due diligence review of the Company and received copies or originals of all documents it has requested from the Company.

(e) The Purchaser understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless subsequently registered for resale with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

5.            Ownership Limitation.

Notwithstanding anything to the contrary contained in this Agreement, if at any time the Purchaser shall or would be issued shares of Common Stock hereunder, but such issuance would cause the Purchaser (together with its affiliates) to own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company must not issue to the Purchaser shares of the Common Stock which would exceed the Maximum Percentage. The shares of Common Stock issuable to the Purchaser that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. The Company will reserve the Ownership Limitation Shares for the exclusive benefit of the Purchaser. From time to time, the Purchaser may notify the Company in writing of the number of the Ownership Limitation Shares that may be issued to the Purchaser without causing the Purchaser to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to the Purchaser, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to the Company, the Purchaser may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of the Purchaser.

6.            Miscellaneous.

6.1            Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for the resolution of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. For any litigation arising in connection with this Agreement, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

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6.2            Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchaser.

6.3            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile, provided a positive transmission report is received and a copy is mailed no later than the next business day through a nationally recognized overnight delivery service; (c) by overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications will be, in the case of the Purchaser:

Odyssey Research and Trading, LLC

Attention: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

jfife@chicagoventure.com

with a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attention: Jon Hansen

3051 West Maple Loop Drive

Suite 325

Lehi, Utah 84043

jhansen@hbaalaw.com

and in the case of the Company:

Vape Holdings, Inc.

Attn: Kyle Tracey

21822 Lassen Street, Suite A

Chatsworth, California 91311

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with a copy to (which copy shall not constitute notice):

Horwitz + Armstrong, LLP

Attn: Christopher L. Tinen

26475 Rancho Parkway South

Lake Forest, California 92630

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing.

6.4            Survival. The representations, warranties, covenants and agreements made and incorporated by reference herein will survive any investigation made by or on behalf of the Purchaser or the Company, and will survive until the date that is two (2) years following the date of the final Closing that occurs hereunder.

6.5            Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may transfer or assign all or any portion of its rights under this Agreement to any person or entity permitted under applicable securities laws.

6.6            Interpretations. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement. All references to “including” shall be deemed to mean “including, without limitation.”

6.7            Severability. In case any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

6.8            Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or collect any amounts owed hereunder, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation, collection and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

6.9            Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

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6.10            No Reliance. The Company acknowledges and agrees that neither the Purchaser nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to the Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, the Company is not relying on any representation, warranty, covenant or promise of the Purchaser or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

6.11            Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

6.12            Voluntary Agreement. The Company has carefully read this Agreement and has asked any questions needed for the Company to understand the terms, consequences and binding effect of this Agreement. The Company has had the opportunity to seek the advice of an attorney of the Company’s choosing and is executing this Agreement voluntarily and without any duress or undue influence by the Purchaser or anyone else.

6.13            Specific Performance. The Company acknowledges and agrees that irreparable damage would occur to the Purchaser in the event that the Company fails to perform any provision of this Agreement in accordance with its specific terms. It is accordingly agreed that the Purchaser shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Purchaser may be entitled hereunder, by law or at equity. For the avoidance of doubt, in the event the Purchaser seeks to obtain an injunction against the Company or specific performance of any provision of this Agreement, such action shall not be a waiver of any right of the Purchaser under this Agreement, at law, or in equity.

[signatures on following page]

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In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

VAPE HOLDINGS, INC.

By:	/s/ Kyle Tracey
Kyle Tracey, CEO

PURCHASER:

ODYSSEY RESEARCH AND TRADING, LLC

By:	Iliad Management, LLC, its Manager

By:	Fife Trading, Inc., its Manager

By:	/s/ John Fife
John M. Fife, President

[Signature page to Common Stock Purchase Agreement]

Exhibit A

SECRETARY’S CERTIFICATE